                                                                       EXHIBIT B

                           TRANSACTIONS IN THE STOCK
                           -------------------------
                BY THE REPORTING PERSONS DURING THE LAST 60 DAYS
                ------------------------------------------------

                            For the
Trade Date       By        Account Of   Quantity    Price    Transaction Type   Broker Used
----------   -----------   ----------   --------   -------   ----------------   -----------

  10/09/96   Partners      PAL            20,000   $5.6250   Sale               MRST*
  10/09/96   Partners      ZPG            10,000   $5.6250   Sale               MRST*
  10/09/96   Partners      BVF, L.P.      70,000   $5.6250   Sale               MRST*
  10/09/96   Partners      ILL10          10,000   $5.6250   Sale               MRST*
  10/09/96   Partners      BVF LTD       110,000   $5.6250   Purchase           MRST*
  10/24/96   Partners      BVF LTD        35,000   $5.3750   Purchase           MRST*
  10/24/96   Partners      BVF L.P.        5,000   $5.3750   Purchase           MRST*
  10/24/96   Partners      ILL10           5,000   $5.3750   Purchase           MRST*
  10/31/96   Partners      BVF L.P.        2,000   $5.0625   Purchase           MRST*
  11/08/96   Partners      BVF L.P.        6,000   $4.1250   Purchase           MRST*
  11/08/96   Partners      ILL10           2,000   $4.1250   Purchase           MRST*
  11/08/96   Partners      BVF LTD        23,000   $4.1250   Purchase           MRST*
-------------------

* Mr. Stock, Inc.